Exhibit D

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby provide our consent, dated March 16, 2018, to the incorporation by reference in this Report on the Form 1-A registration of CF Fund II, LLC for the initial period June 30, 2017 of our report dated August 10, 2017 included in its Registration Statement on Form 1-A relating to the financial statements for the initial period June 30, 2017, listed in the accompanying index.

Spiegel Accountancy Corp
Pleasant Hill, California
March 16, 2018

2300 Contra Costa Blvd, Suite 425   ▪  Pleasant Hill, CA 94523  ▪  Phone (925) 977-4000  ▪  Fax (925) 363-3370